Exhibit 4.31

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Modification 0007

ACAMBIS SUBCONTRACT MODIFICATION 0007

Subcontract No.: 200-2002-00010(BXTR)

Modification No.: 0007

Effective Date: May 14, 2004

Subcontractors:	Baxter Healthcare SA	Baxter Healthcare Corporation
	Hertistrasse 2	One Baxter Parkway
	CH-8304 Wallisellen, Switzerland	Deerfield, IL 60015
	(“1st Subcontractor”)	(“2nd Subcontractor”)

Description of Modification:

(1)	Adds Item 0010, requiring 1st Subcontractor to provide Acambis with two additional bags of crude bulk vaccine.

(2)	Adds Item 0011 requiring 2nd Subcontractor to label, package, and prepare for shipment finished vaccine *********************************************************

Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Subcontract value change: $************

Changes to Subcontract:

See attached provisions

RELEASE OF CLAIMS
This Modification is in full settlement of any party’s right to equitable adjustment as the result of the changes made herein, including but not limited to 1st subcontractor’s responsibility to provide sufficient doses of crude bulk vaccine under Subcontract Items 0001A and 0002A to enable Acambis to manufacture 209,000,000 doses of kitted vaccine for delivery to the US Government. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS INC.	For: BAXTER HEALTHCARE S.A. and
BAXTER HEALTHCARE CORPORATION

************	************
************	************
************************
Execution Date May 14, 2004

Execution Date May 14, 2004

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Modification 0007

Section B – Schedule of Subcontract ITEMs/Prices

ADD:

ITEM	Description	Quantity	Unit Price	Total Amount

0010 – Deliver Bulk Vaccine		2 Bags	$ *******	$ *******
/ bag

0011 – Label and Package		107,150 vials	$*****	$ *******
	******* Vaccine		/ vial

Title, Risk of Loss and Invoices for Crude Bulk Vaccine

*    *    *

6. 1st Subcontractor may invoice for Item 0010 amounts upon successful delivery of the Item 0010 crude bulk bags at Contractor’s Canton, Massachusetts facility. “Successful delivery” means that each bag arrives at Contractor’s facility intact, is properly configured, and is accompanied by a proper Certificate of Analysis. Invoice shall be accompanied by a Certificate of Conformance for the crude bulk vaccine delivered (Section J, Attachment B).

7. 2nd Subcontractor may invoice for the Item 0011 upon completion of the labeling and packaging, and distribution of 107,150 vials of finished ACAM2000

*************************************************************************************************************************************************. ****************************************. Such invoice shall be accompanied by a Certificate of Conformance for the labeling, packaging, and preparation of the replacement doses for shipment (Section J, Attachment B).

8. Payment for Items 0010 and 0011 shall be made within thirty (30) days after the Acambis Accounts Payable department receives a proper invoice.

Section C – Description/Specification/Work Statement

ADD:

ITEM 0010 – Deliver Vaccinia (Vero) Crude Bulk Vaccine

1.	1st Contractor shall deliver 2 bags of ACAM2000 under Item 0010. This Item 0010 crude bulk vaccine shall meet the same manufacturing and quality standards and requirements established in this Subcontract for Item 0001A and 0002A crude bulk vaccine.

2.	Each bag of crude bulk vaccine (cell harvest) delivered under this Item 0010 shall meet the following requirements:

	a.	the minimum potency standards from Subcontract Modification 0003, Item 0001(A)(3), and

	b.	a minimum volume of *******.

3.	Acambis shall receive and inspect the crude bulk vaccine in accordance with Acambis standard operating procedures. Baxter shall be allowed to observe the arrival, inspection, and thawing of the crude bulk vaccine. Acambis will provide at least 5 days notification to Baxter of the date the crude bulk vaccine will be thawed in preparation for purification and formulation.

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

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Modification 0007

4.	Any crude bulk vaccine delivered to the Contractor under Item 0010 that is in excess of Contractor’s needs to deliver vaccine kits to the U.S. Government under Contract No. 200-2002-00004 shall be held by Contractor and may be processed as Acambis-provided crude bulk/filled vaccine after all of the bulk previously provided for export by 1st Subcontractor has been processed and sold up as finished product. The processing and sale of this Acambis-provided and 1st Subcontractor-provided bulk vaccine shall be performed under the terms of the Distribution, Manufacturing, and License Agreement between Contractor and the 1st Subcontractor dated 13 January 2004, as amended from time-to-time.

ITEM 0011 – Label, Package, and Prepare Replacement Doses for US Government Pick Up

1.	2nd Subcontractor shall pick up (at Acambis expense) filled vials of vaccine at Chesapeake Biological Laboratories, Baltimore, MD and shall label, package, and prepare for US Government pick up finished vaccine ************************************************************************************.

2.	Labeling, packaging and preparation of these ******* doses by the 2nd Subcontractor shall be performed in accordance with the standards and requirements for the vaccine vials as set forth for Item 0002B (Partial Kit Assembly) and Item 0005B (Labeling, Final Kit Assembly, and Distribution) as modified by Modifications 0001 and 0002 to this Subcontract, but shall not include kitting diluent, needles, or syringes.

Section F – Deliveries or Performance

F.1 DELIVERABLES SCHEDULE

ITEM	Description	Quantity	Delivery Date

0010	ACAM2000 Crude Bulk Vaccine	2 Bags	No later than 27 May 2004

0011	ACAM2000 Vaccine Labeling & Packaging	107,150	On such dates as mutually agreed,
		finished vials	but no later than 31 December 2004

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION